WELLCO ENTERPRISES, INC.

                                     BY-LAWS

                         As in effect November 15, 1994


                                     OFFICES

         1. The principal office shall be in the City of Waynesville, County of Haywood, State of North Carolina.

         2. The Corporation may also have offices in the City of New York, State of New York, and at such other places as the board of directors may from time to time appoint or the business of the corporation may require.


                                      SEAL

         3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, North Carolina." Said seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.


                             STOCKHOLDERS' MEETINGS

         4. All meetings of the stockholders for the election of directors shall be held at the office of the corporation in Waynesville, N. C. Special meetings of stockholders for any other purpose shall be held in the office of the corporation in Waynesville, N. C., or at such place in North Carolina as shall be stated in the notice of the meeting.

         5. The annual meeting of the stockholders shall be held on the third Tuesday of November in each year; provided, however, that if this day is the Tuesday of the week including the Thanksgiving holiday, the annual meeting shall be held on the Tuesday of the preceding week or the Tuesday of the following week, as determined by unanimous resolution of the Board of Directors. If the day so selected as the annual meeting date is a legal holiday, then the meeting shall be on the next secular following day. The meeting shall be at 3:00 o'clock
P. M. or thereafter, as adjourned, at which time the shareholders shall elect by a plurality vote, by ballot, members of the Board of Directors as provided in these Bylaws, and transact such other business as may properly be brought before the meeting.

         6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the required amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

         7. At any meeting of the stockholders every stockholder having the right to vote shall be


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entitled to vote in person,  or by proxy  appointed by an  instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

         7A. The provisions of Article 9A of the North Carolina Business Corporation Act, known as the North Carolina Control Share Acquisition Act, to otherwise be effective as to the corporation from and after July 1, 1990, shall, pursuant to N.C.G.S. Sec. 55-9A-09, not be applicable to the corporation.

         8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the corporation, not less than ten (10) nor more than (50) days before the date of the meeting.

         9. A complete list of the stockholders entitled to vote a the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

         10. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         11. Business transacted at all special meetings shall be confined to the objects stated in the call.

         12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than fifty (50) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation.


                                    DIRECTORS

         13. The property and business of this corporation shall be managed by its board of directors. The number of directors which shall constitute the whole board shall be nine, divided and classified into three classes of three directors each, to be designated, respectively, Class I, Class II, Class III. The terms of each class shall continue until their respective successors are duly elected and qualified, or until their resignation, death or removal by stockholders for cause. The terms of the Class II Directors shall expire at the 1996 annual meeting of the stockholders. The terms of the Class I Directors shall expire at the 1995 annual meeting of the stockholders. The terms of the Class III Directors shall expire at the 1997 annual meeting of the stockholders. At each annual meeting of stockholders commencing in 1995 and thereafter, directors shall be elected to fill any vacancies then existing and to succeed those whose terms have expired, and the directors so elected shall be


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identified as being of the same class as the directors they succeed and shall be elected to hold office for the term of the class to which each is elected.

         14. The directors may hold their meetings and have one or more offices, and keep the books of the corporation, except the original or duplicate stock ledger, outside of North Carolina at such place or places as they may from time to time determine.

         15. In addition to the powers and authorities by these by-laws expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not required to be exercised or done by the stockholders.


                             COMMITTEES OF DIRECTORS

         16. The board of directors, may, by resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         17. The committees shall keep regular minutes of their proceedings and report the same to the board when required.


                              MEETINGS OF THE BOARD

         18. Each newly elected board may meet at such place ;and time either within or without the State of North Carolina as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

         19. Regular meetings of the board may be held without notice of such time and place either within or without the State of North Carolina as shall from time to time be determined by the board.

         20. Special meetings of the board may be called by the president on one
(1) day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

         21. At all meetings of the board three (3) directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.


                                    OFFICERS


         22. The officers of the corporation shall be chosen by the directors and shall be a president, one or more executive vice presidents, a secretary and a treasurer.


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         The board of  directors  may also  choose  additional  vice-presidents, assistant secretaries and assistant treasurers and elect a chairman of the board of directors and an honorary chairman of board of directors. Any two of more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.


         23. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a president and executive vice-president from their own number, and a secretary and a treasurer, who need not be members of the board.

         24. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         25. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.


                       CHAIRMAN OF THE BOARD OF DIRECTORS

         26. The chairman of the board of directors shall, if elected, preside at all meetings of the stockholders and directors; and shall be an ex-officio member of standing committees; and shall perform such other duties as may be delegated to him from time to time by the board of directors. An honorary chairman of the board of directors will have no duties whatsoever to perform unless requested by the president.


                                  THE PRESIDENT

         27. The president shall be the chief executive officer of the corporation; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect, and preside at stockholders and directors meetings if no chairman of board elected.

         28. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.

         29. He shall be an ex-officio member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation.


                                 VICE-PRESIDENTS

         30. The vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.


                      THE SECRETARY AND ASSISTANT SECRETARY

         31. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it,


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and when so affixed, it shall be attested by his signature or by  the  signature of the treasurer or an assistant secretary.

         32. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.


                      THE TREASURER AND ASSISTANT TREASURER

         33. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies, and other valuables effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         34. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         35. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum, and with surety or sureties as shall be satisfactory to this board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         36. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.


                           RESIGNATIONS AND VACANCIES

         37. Any director or other elected officer or member of any committee of the board of directors may resign his office at any time by delivering or mailing his resignation to the president of the corporation. Resignations shall take effect at the time of their receipt by the president, unless otherwise expressly stated by their terms.

         38. If any vacancy shall occur in the board of directors by reason of death, resignation, disqualification as by law provided, or removal by stockholders for cause, the directors then in office, although less than a quorum, may by majority vote to fill any such vacancy, and any director so chosen shall hold office until the next annual meeting of the stockholders and until his successor shall be duly elected and qualified; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days after the occurrence thereof, the president or the secretary may call a special meeting of the shareholders at which such vacancy shall be filled.

         39. Any director elected by stockholders may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors given at a meeting of stockholders duly called for that purpose.

         40. It is the policy of the corporation that its officers, directors, employees and agents be and hereby are indemnified by the corporation against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities except in the case of an individual who undertakes or has undertaken activities which are at the time taken known or believed by him to be clearly in conflict with the best interest of the corporation.

         The corporation shall also indemnify to the same extent any person who, at the request of the corporation, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator of the corporation's employee benefit plan.

         Pursuant to the policy of indemnification described above, an individual so entitled pursuant to said policy may recover from the corporation reasonable costs, expenses and attorneys' fees in connection with enforcement of such rights.

         Pursuant to N.C.G.S. Section 55-20, when by reason of the fact that a person is or was serving as director, officer, employee or agent of the corporation or in any such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or plan, any person is or was a party uproot or is threatened to be made a party to any criminal, administrative or investigative, not brought by the corporation nor brought by any party seeking derivatively to enforce a liability of such a person the corporation for any expenses, including attorneys' fees, or any liabilities which he may have incurred in consequence of such action, suit or proceeding, under the following conditions:

         1. If such person is wholly successful in his defense, or if the proceeding is an administrative or investigative proceeding which does not result in the indictment, fine or penalty of such person, he shall b e entitled to reimbursement from the corporation of all his reasonable expenses of defense or participation, including attorneys' fees.

         2. If such person is not wholly successful or is unsuccessful in his defense, or the proceeding to which he is a party results in his indictment, fine or penalty, the corporation shall pay such expenses of defense or participation, including attorneys' fees, and the amount of any judgment, money decreed, fine, penalty or settlement for which he may have become liable, if

         a. A plan for such payment is approved by a consent in writing signed by the holders of all shares entitled to vote or such plan is sent to the holders of all shares entitled to vote, with notice of a shareholders' meeting, whether annual or special, to be held to take action thereon and if at such meeting plan is approved by the holders of a majority of such shares, exclusive of the shares held directly or indirectly by any persons to be benefited by the plan if approved, or

         b. A majority of a quorum consisting of directors who are not parties to such action, suit or proceeding shall determine that such person acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and the corporation shall, not later than 60 days before any such payment or agreement to pay is made, send to all shareholders of record on a record date not more than 10 days prior to the date of mailing, at their registered addresses, a statement specifying the persons to be paid, the amounts to be paid, and the nature and status of the suit or proceedings at the time of mailing, or

         c. In a proceeding brought by such person for such determination in the superior court of the district where the corporation has its registered office it shall be determined that such person acted


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on good faith and in a manner he reasonable  believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In such a proceedings, the court in its discretion may order notice thereof to be sent to the shareholders of the corporation in such manner and in such form as it may deem appropriate, at the expense of the corporation; and it may allow all shareholders so notified to be heard in opposition to the determination requested.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Pursuant to N.C.G.S. Section 55-21, when a present or former director, officer, employee or agent of the corporation or any person who has served or is serving in such capacity at the request of the corporation in any other corporation, partnership, joint venture, trust or other enterprise, is sued, alone or with others, in the courts of North Carolina, in any action seeking to establish his liability to the corporation arising out of his alleged dereliction of duty to the corporation, he shall in turn be entitled to indemnification or reimbursement from the corporation for so much of his expenses of defense, including attorneys' fees, as the court in its discretion, upon motion for indemnification or reimbursement, duly made in such action, finds to be reasonable, if;

         (1) Such person is successful in whole or in part in the action against him or in any settlement thereof and the court finds that his conduct fairly and equitable merits such relief; or

         (2) The court finds, despite his adjudication of liability, that such person has acted honestly and reasonable an that, in view of all the circumstances of the case, his conduct fairly and equitably merits such relief.

         When such action is brought in another state and the result thereof is such as would have entitled the defendant officer or director to make a motion in the cause for indemnification or reimbursement of his expenses of defense if the action had been brought in North Carolina, but no such relief is available in the state in which the action is actually brought, the defendant officer or director may bring a separate action against the corporation in North Carolina for such indemnification or reimbursement as he might have recovered had the suit against him been brought in North Carolina. Notice of said action for indemnification or reimbursement shall be sent, in such form as the court may approve and at the corporation's expense, to the party or parties plaintiff in the prior action who shall be entitled to be heard.

         Notwithstanding the foregoing policy, the corporation will first endeavor to avail itself of the proceeds, cost of defense or other benefits of any insurance policies insuring the corporation or any individual entitled to indemnification under the foregoing policy before expending funds of the corporation pursuant to the foregoing policy.



                       DUTIES OF OFFICERS MAY BE DELEGATED

         41. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties or any of them, of such officer to any other officer, or to any director.



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                              CERTIFICATES OF STOCK

         42. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary. If the corporation has a transfer agent or an assistant transfer agent, or a transfer clerk acting on its behalf and a registrar, the signature of any such officer may be facsimile.


                               TRANSFERS OF STOCK

         43. Transfers of stock shall be made on the books of the corporation only upon surrender of the certificates therefor endorsed by the person named in the certificate or by attorney, lawfully constituted in writing.


                            CLOSING OF TRANSFER BOOKS

         44. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment or rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                             REGISTERED STOCKHOLDERS

         45. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of North Carolina.


                                LOST CERTIFICATE

         46. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond, when, in the judgment of the directors, it is proper so to do.


                                     CHECKS

         47. All checks or demands for monies and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                   FISCAL YEAR

         48.  The fiscal year shall begin the first day of July in each year.


                                    DIVIDENDS

         49. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

         50. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation of for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.


                           DIRECTOR'S ANNUAL STATEMENT

         51. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and conditions of the corporation.


                                     NOTICES

         52. Whenever under the provisions of these by-laws notice is required to be given to any director or stockholder it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder or director at such address as appears on the books of the corporation, or, in default of other address to such director or stockholder at the General Post Office in the City of Waynesville, North Carolina, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

         53. Any stockholder or director may waive any notice required to be given under these by-laws.




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                                   AMENDMENTS

         54. Paragraphs 13, 38, 39 and this Paragraph 54 may be amended only by the affirmative vote of stockholders of record holding two-thirds of the outstanding shares of stock of the corporation entitled to vote upon such amendment given at a meeting of stockholders duly called for that purpose. All other provisions of these by-laws may be altered amended or rescinded by the affirmative vote of a majority of the board of directors at a duly held meeting for such purpose, provided three days' written notice of the proposed action shall have been given to each director.
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